Exhibit 99.2

Starbucks Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are presented to show the effect of the Nestlé transaction and is presented for informational purposes only based on information currently available. The unaudited pro forma condensed consolidated balance sheet as of July 1, 2018, reflects our financial position as if the Nestlé transaction had occurred on July 1, 2018. The unaudited pro forma condensed consolidated statements of earnings for the three quarters ended July 1, 2018 and fiscal year ended October 1, 2017 reflect our earnings as if the Nestlé transaction had occurred on October 3, 2016. The information is not intended to represent or be indicative of what our results of operations or financial position would have been had the transaction occurred on the dates indicated. The unaudited pro forma condensed consolidated financial statements also should not be considered representative of our future results or financial position.

The unaudited pro forma condensed consolidated financial information reflects adjustments that are factually supportable, directly attributable and, for the statements of earnings, are expected to have a continuing impact on our earnings. Accordingly, revenues and expenses directly attributable to the consumer packaged goods (“CPG”) and foodservice businesses, which after the close of the transaction would become licensed to Nestlé, are removed from our consolidated results. The pro forma adjustments also include the recognition of the deferred revenue associated with the upfront payment over the economic life of the arrangement on a straight-line basis. However, the pro forma adjustments do not include any expected product sales to and royalty revenues from Nestlé that would otherwise have been recognized had the transaction closed on the dates mentioned above, as these adjustments are not considered to be factually supportable.

Pro forma adjustments related to the unaudited condensed consolidated balance sheet include adjustments which are directly attributable to the Nestlé transaction and are factually supportable regardless of whether they have a continuing impact or are nonrecurring.

STARBUCKS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(in millions except per share data)

(unaudited)

Three Quarters Ended July 1, 2018	Historical (1)	Pro forma adjustments (2)		Company Pro forma (5)
Net revenues:
Company-operated stores	$14,630.3	$-		$14,630.3
Licensed stores	1,968.6	-		1,968.6
CPG, foodservice and other	1,817.0	(1,483.3)	(3)	333.7

Total net revenues	18,415.9	(1,483.3)		16,932.6
Cost of sales including occupancy costs	7,573.7	(866.5)		6,707.2
Store operating expenses	5,351.6	-		5,351.6
Other operating expenses	424.0	(147.9)		276.1
Depreciation and amortization expenses	920.4	(1.1)		919.3
General and administrative expenses	1,253.6	(7.7)		1,245.9
Restructuring and impairments	179.2	-		179.2

Total operating expenses	15,702.5	(1,023.2)		14,679.3
Income from equity investees	213.5	-		213.5

Operating income	2,926.9	(460.1)		2,466.8
Gain resulting from acquisition of joint venture	1,376.4	-		1,376.4
Net gain resulting from divestiture of certain operations	496.3	-		496.3
Interest income and other, net	155.2	-		155.2
Interest expense	(106.4)	-		(106.4)

Earnings before income taxes	4,848.4	(460.1)		4,388.3
Income tax expense	1,086.5	(132.1)	(4)	954.4

Net earnings including noncontrolling interests	3,761.9	(328.0)		3,433.9
Net loss attributable to noncontrolling interests	(0.9)	-		(0.9)

Net earnings attributable to Starbucks	$3,762.8	$(328.0)		$3,434.8

Earnings per share - basic	$2.69			$2.46
Earnings per share - diluted	$2.67			$2.44

(1) Results for the three quarters ended July 1, 2018 as reported.

(2) Reflects the absence of revenues and expenses related to our CPG and foodservice businesses transferred to Nestlé.

(3) The proforma adjustment also includes the amortization of the upfront payment in accordance with the economic life of the arrangement.

(4) Income tax effect on pro forma adjustments was computed based on the applicable jurisdictional statutory tax rates in effect for the period presented.

(5) Pro forma financial results do not include revenues or cost of sales which we would expect to occur due to our product sales and royalty revenues from the licensing arrangement.

STARBUCKS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(in millions except per share data)

(unaudited)

Fiscal Year Ended October 1, 2017	Historical (1)	Pro forma adjustments (2)		Company Pro forma (5)
Net revenues:
Company-operated stores	$17,650.7	$-		$17,650.7
Licensed stores	2,355.0	-		2,355.0
CPG, foodservice and other	2,381.1	(1,761.9)	(3)	619.2

Total net revenues	22,386.8	(1,761.9)		20,624.9
Cost of sales including occupancy costs	9,038.2	(1,036.4)		8,001.8
Store operating expenses	6,493.3	-		6,493.3
Other operating expenses	553.8	(189.8)		364.0
Depreciation and amortization expenses	1,011.4	(2.8)		1,008.6
General and administrative expenses	1,393.3	(8.0)		1,385.3
Restructuring and impairments	153.5	-		153.5

Total operating expenses	18,643.5	(1,237.0)		17,406.5
Income from equity investees	391.4	-		391.4

Operating income	4,134.7	(524.9)		3,609.8
Gain resulting from acquisition of joint venture	-	-		-
Net gain resulting from divestiture of certain operations	93.5	-		93.5
Interest income and other, net	181.8	-		181.8
Interest expense	(92.5)	-		(92.5)

Earnings before income taxes	4,317.5	(524.9)		3,792.6
Income tax expense	1,432.6	(202.9)	(4)	1,229.7

Net earnings including noncontrolling interests	2,884.9	(322.0)		2,562.9
Net earnings attributable to noncontrolling interests	0.2	-		0.2

Net earnings attributable to Starbucks	$2,884.7	$(322.0)		$2,562.7

Earnings per share - basic	$1.99			$1.77
Earnings per share - diluted	$1.97			$1.75

(1) Results for the year ended October 1, 2017 as reported.

(2) Reflects the absence of revenues and expenses related to our CPG and foodservice businesses transferred to Nestlé.

(3) The proforma adjustment also includes the amortization of the upfront payment in accordance with the economic life of the arrangement.

(4) Income tax effect on pro forma adjustments was computed based on the applicable jurisdictional statutory tax rates in effect for the period presented.

(5) Pro forma financial results do not include revenues or cost of sales which we would expect to occur due to our product sales and royalty revenues from the licensing arrangement.

STARBUCKS CORPORATION

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in millions except per share data)

(unaudited)

July 1, 2018	Historical (1)	Pro forma adjustments		Company Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$1,892.1	$7,150.0	(2)	$9,042.1
Short-term investments	84.5	-		84.5
Accounts receivable, net	854.8	-		854.8
Inventories	1,387.4	-		1,387.4
Prepaid expenses and other current assets	1,364.6	(4.0)	(3)	1,360.6

Total current assets	5,583.4	7,146.0		12,729.4
Long-term investments	261.4	-		261.4
Equity and cost investments	323.4	-		323.4
Property, plant and equipment, net	5,689.6	(3.5)	(4)	5,686.1
Deferred income taxes, net	149.1	-		149.1
Other long-term assets	404.7	-		404.7
Other intangible assets	1,122.9	-		1,122.9
Goodwill	3,647.6	-		3,647.6

TOTAL ASSETS	17,182.1	7,142.5		24,324.6
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	921.1	-		921.1
Accrued liabilities	2,320.7	41.7	(5)	2,362.4
Insurance reserves	215.4	-		215.4
Stored value card liability	1,444.6	-		1,444.6
Deferred revenue	-	354.1	(6)	354.1
Short-term debt	300.0	-		300.0
Current portion of long-term debt	349.8	-		349.8

Total current liabilities	5,551.6	395.8		5,947.4
Long-term debt	6,149.1	-		6,149.1
Deferred revenue	-	6,788.4	(6)	6,788.4
Other long-term liabilities	1,484.7	-		1,484.7

Total liabilities	13,185.4	7,184.2		20,369.6
Shareholders’ equity
Common stock	1.4	-		1.4
Additional paid-in capital	41.1	-		41.1
Retained earnings	4,150.9	(41.7)	(7)	4,109.2
Accumulated other comprehensive income/(loss)	(202.7)	-		(202.7)

Total shareholders’ equity	3,990.7	(41.7)		3,949.0
Noncontrolling interests	6.0	-		6.0

Total equity	3,996.7	(41.7)		3,955.0

TOTAL LIABILITIES AND EQUITY	$17,182.1	$7,142.5		$24,324.6

(1) Balance sheet as reported at July 1, 2018.

(2) Represents cash received at the closing of the transaction.

(3) Represents prepaids transferred at the closing of the transaction.

(4) Represents the net book value of property, plant and equipment transferred at the closing of the transaction.

(5) Represents the recognition of certain liabilities incurred in connection with closing the transaction, primarily related to business taxes, employee-related expenses and transaction costs.

(6) Represents the current and long-term upfront payment deferral received at close, which is expected to be amortized over its estimated economic life of 40 years.

(7) Represents the net income impact due to the recognition of certain liabilities upon the close of the transaction.